Exhibit 99.1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
DIRECTV
M77720-TBD
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, [ ], 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, [ ], 2014. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
The Board of Directors recommends you vote FOR proposals 1 through 3.
Please sign exactly as your name(s) appear(s) on this card. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
For Against Abstain
1. Adopt the Agreement and Plan of Merger, dated as of May 18, 2014, as it may be amended from time to time, by and among DIRECTV, a Delaware corporation, AT&T Inc., a Delaware corporation, and Steam Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of AT&T Inc. (the “Merger Agreement”).
3. Approve adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement.
2. Approve, by non-binding, advisory vote, certain compensation arrangements for DIRECTV’s named executive officers in connection with the merger contemplated by the Merger Agreement.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please indicate if you plan to attend this meeting.
For address changes and/or comments, please check this box and write them on the back where indicated. Yes No
C/O BROADRIDGE
PO BOX 1342
BRENTWOOD, NY 11717

Admission Ticket

Directions - The Special Meeting of Stockholders will be held at 10:00 AM, Pacific Time on [•], 2014, in the first floor Conference Room at DIRECTV's headquarters, located at 2260 E. Imperial Highway, El Segundo, CA 70245. Parking is available at 2222 E. Imperial Highway, El Segundo, CA 70245.

Admission - If you vote by Internet or telephone, please follow the instructions given for requesting admission to the Special Meeting. If you vote by mail, to request admission, please check the appropriate box on the proxy card and return it in the enclosed envelope. Please remove this "Admission Ticket" at the perforation. You must bring it or other proof of ownership with you to attend the Special Meeting. When you arrive, please stop at the admissions area in the lobby. Seating at the Special Meeting is not reserved. All attendees must have government-issued photo identification for access to the Special Meeting.

Security - For security reasons, packages and briefcases will not be allowed at the Special Meeting.

Time Limit - In order to allow all stockholders a chance to be heard, there will be a three-minute time limit imposed on each speaker and a 20-minute limit per subject.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

M77721-TBD

DIRECTV Special Meeting of Shareholders
[•], 2014 at 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Patrick T. Doyle and Larry D. Hunter, and each of them, as Proxies with the full power of substitution, to vote, as designated on the reverse side, in their discretion, on matters properly brought before the Special Meeting and on matters incident to the conduct of the Special Meeting, all of the shares of common stock of DIRECTV, which the undersigned has power to vote at the Special Meeting of Stockholders to be held at 10:00 AM, Pacific Time on [•], 2014, or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as follows: FOR proposals 1-3.

If shares are owned through the DIRECTV Company Stock Fund in the DIRECTV 401(k) Stock Plan (Stock Plan), you may direct the Trustee how to vote the shares by mailing this Proxy Card or by sending your voting instructions via telephone or Internet. The Trustee will vote those shares as instructed if proper instructions are received before 11:59 PM Eastern Time on [•], 2014. The Trustee will vote all Stock Plan shares for which no instructions are received in the same proportion as Stock Plan shares for which they receive instructions, subject to the Trustee's fiduciary obligations. Participants may not vote Stock Plan shares at the meeting.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side